EXHIBIT 23.02

THE STEAK N SHAKE COMPANY

CONSENT OF ERNST & YOUNG LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-115728) pertaining to the Amended and Restated 1997 Capital Appreciation Plan of the Steak n Shake Company
(2)	The 2000, 2002, 2003 and 2004 Director Stock Option Plans of the Steak n Shake Company
(3)
Registration Statement (Form S-3 No. 333-115727) and related prospectus for the public offering for sale of 53,832 shares of common stock and related preferred stock purchased rights of the Steak n Shake Company of our report dated December 3, 2002 except for Note 2, as to which the date is
May 16, 2005, with respect to the consolidated financial statements of The Steak n Shake Company incorporated by reference in the amended Annual Report (Form 10-K/A) for the year ended September 29, 2004.

/s/ Ernst & Young LLP
Indianapolis, Indiana
May 20, 2005

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